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As filed with the Securities and Exchange Commission on August 22, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FairPoint Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

13-3725229
(I.R.S. Employer Identification Number)

521 East Morehead Street, Suite 250
Charlotte, North Carolina 28202
(704) 344-8150

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Shirley J. Linn
Senior Vice President and General Counsel
FairPoint Communications, Inc.
521 East Morehead Street, Suite 250
Charlotte, North Carolina 28202
(704) 344-8150
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jeffrey J. Pellegrino, Esq.
Paul, Hastings, Janofsky & Walker LLP
75 East 55th Street
New York, New York 10022
(212) 318-6000

        Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Calculation of Registration Fee

Title of each class of securities to be registered(1)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee(4)

Common stock, par value $0.01 per share

Preferred stock, par value $0.01 per share

Debt securities

Warrants to purchase common stock

Warrants to purchase preferred stock

	$150,000,000	$17,655(5)

(1)
There are being registered hereunder such indeterminate number of shares of common stock and preferred stock and warrants with respect thereto and such indeterminate principal amount of debt securities as shall have an aggregate initial offering price not to exceed $150,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and such indeterminate principal amount of debt securities as may be issued upon conversion of or in exchange for preferred stock or debt securities that provide for such conversion or exchange, upon exercise of warrants registered hereunder or pursuant to the anti-dilution provisions of any such securities, as the case may be.
(2)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(3)
The principal amount of any debt securities issued with original issue discount will be greater at maturity. If any debt securities are issued with original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder.
(4)
Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act").
(5)
A registration fee of $95,025 was previously paid in connection with the initial filing of the Company's Registration Statement on Form S-1 (Registration No. 333-113937) (the "Prior Registration Statement") on March 25, 2004. An additional registration fee of $14,693.30 was previously paid with the filing of Amendment No. 3 to the Prior Registration Statement on July 13, 2004. The actual registration fee for the securities registered pursuant to the Prior Registration Statement (as set forth in Amendment No. 7 to the Prior Registration Statement filed on December 16, 2004) was $67,667.50. The Company applied $4,107.79 of its overpayment with respect to the Prior Registration Statement to pay the registration fee with respect to the Company's Registration Statement on Form S-8 filed on February 14, 2005. In addition, the Company applied $14,051.86 of its overpayment with respect to the Prior Registration Statement to pay the registration fee with respect to the Company's Registration Statement on Form S-3 also filed on the date hereof. Pursuant to Rule 457(b) under the Securities Act, the Company requests that the registration fee hereunder be deducted from the remaining $23,891.15 overpayment with respect to the Prior Registration Statement.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and this prospectus is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 22, 2005

FAIRPOINT COMMUNICATIONS, INC.

$150,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants

        We may offer and sell from time to time in one or more offerings up to $150,000,000 in the aggregate of:

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  shares of our common stock;

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  shares of our preferred stock in one or more series;

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  our debt securities, in one or more series, which may be either senior or subordinated debt securities;

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  warrants to purchase shares of our common stock;

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  warrants to purchase shares of our preferred stock; or

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  any combination of the foregoing.

        We will provide the specific terms of these securities in supplements to this prospectus when we offer these securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the supplements carefully before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Investing in the securities covered by this prospectus involves risks. See "Risk Factors" beginning on page 1.

        Our common stock is listed for trading on the New York Stock Exchange under the symbol "FRP." On August 18, 2005, the last reported sale price of our common stock on the New York Exchange was $15.87. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the New York Stock Exchange or any other securities exchange of the securities covered by such prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2005.

        You should rely only on the information contained in this prospectus or referred to in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the shares of common stock covered by this prospectus.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may offer and sell any combination of securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should read both this prospectus and any prospectus supplement together with additional information described in this prospectus under "Where You Can Find More Information."

NOTE REGARDING FORWARD LOOKING STATEMENTS

        Some statements in this prospectus are known as "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, which we refer to as the Exchange Act. Forward looking statements may relate to, among other things:

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  future performance generally,

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  business development activities,

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  future capital expenditures,

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  distributions from minority investments and passive partnership interests,

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  net operating loss carry forwards,

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  technological developments and changes in the telecommunications industry,

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  financing sources and availability,

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  regulatory support payments,

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  the effects of regulation and competition, and

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  pending litigation.

These forward looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this prospectus that are not historical facts. When used in this prospectus, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward looking statements. Because these forward looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward looking statements, including those discussed in our most recent Annual Report on Form 10-K and in other documents incorporated by reference in this prospectus. You should not place undue reliance on such forward looking statements, which are based on the information currently available to us and speak only as of the date on which this prospectus was filed with the SEC. We undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in our subsequent periodic reports filed with the SEC on Forms 10-K, 10-Q and 8-K and Schedule 14A.

ii

OUR COMPANY

        Except as otherwise required by the context, references in this prospectus to "FairPoint," "our company," "we," "us," or "our" refer to the combined business of FairPoint Communications, Inc. and all of its subsidiaries. All references to the "Company" refer to FairPoint Communications, Inc. excluding its subsidiaries.

        We are a leading provider of communications services in rural communities, offering an array of services, including local and long distance voice, data, Internet and broadband product offerings. We are one of the largest telephone companies in the United States focused on serving rural communities, and we are the 17th largest local telephone company, in each case based on number of access lines. We operate in 17 states with approximately 287,723 access line equivalents (voice access lines and high speed data lines, which include digital subscriber lines, wireless broadband and cable modem) in service as of June 30, 2005.

        We were incorporated in February 1991 for the purpose of operating and acquiring incumbent telephone companies in rural markets. We have acquired 31 such businesses, 27 of which we continue to own and operate. Many of our telephone companies have served their respective communities for over 75 years. The majority of the rural communities we serve have fewer than 2,500 residents. All of our telephone company subsidiaries qualify as rural local exchange carriers under the Telecommunications Act of 1996.

        Rural local exchange carriers generally are characterized by stable operating results and strong cash flow margins and operate in supportive regulatory environments. In particular, existing state and federal regulations permit us to charge rates that enable us to recover our operating costs, plus a reasonable rate of return on our invested capital (as determined by relevant regulatory authorities). Competition is typically limited because rural local exchange carriers primarily serve sparsely populated rural communities with predominantly residential customers, and the cost of operations and capital investment requirements for new entrants is high. As a result, in our markets, we have experienced virtually no wireline competition and limited voice competition from cable providers. While most of our markets are served by wireless service providers, their impact on our business has been limited.

        We were incorporated in New York in 1991 as MJD Communications, Inc. and reincorporated in Delaware in 1993 as MJD Communications, Inc. In April 2000, we changed our name to FairPoint Communications, Inc. Our principal offices are located at 521 East Morehead Street, Suite 250, Charlotte, North Carolina 28202 and our telephone number is (704) 344-8150. Our web site is located at www.fairpoint.com. The information on our web site is not part of this prospectus.

RISK FACTORS

        Investing in our securities involves risks. You should carefully consider the specific risk factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all the information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risk factors discussed in our most recent Annual Report on Form 10-K. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement, we intend to use the proceeds from the sale of securities under this prospectus for general corporate purposes, including working capital, capital expenditures, investments in subsidiaries, acquisitions and refinancing of our indebtedness. We will include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to the offering.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth, for the years and periods indicated, our ratio of earnings to fixed charges and ratio of combined fixed charges and preference dividends to earnings.

	Year Ended December 31,					Six Months Ended June 30,
	2000	2001	2002	2003	2004	2004	2005
Ratio of earnings to fixed charges(1)	—	—	—	—	—	—	—
Ratio of combined fixed charges and preference dividends to earnings(2)	—	—	—	—	—	—	—

(1)
For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (losses) from continuing operations before income taxes, minority interest and income or loss from equity investments, plus distributed income of equity investments, amortization of capitalized interest and fixed charges, less capitalized interest. Fixed charges include interest expense on indebtedness, capitalized interest and rental expense on operating leases representing that portion of rental expense deemed to be attributable to interest. We had a deficiency to cover fixed charges of $11,378,000, $25,071,000, $7,054,000, $7,884,000, $19,829,000 and $5,489,000 and $75,438,000 for the years ended December 31, 2000, 2001, 2002, 2003 and 2004 and the six months ended June 30, 2004 and 2005, respectively.

(2)
For purposes of determining the ratio of combined fixed charges and preference dividends to earnings, earnings are defined as earnings (losses) from continuing operations before income taxes, minority interest and income or loss from equity investments, plus distributed income of equity investments, amortization of capitalized interest, fixed charges and preference dividends, less capitalized interest. Fixed charges and preference dividends include interest expense on indebtedness, capitalized interest and rental expense on operating leases representing that portion of rental expense deemed to be attributable to interest. We had a deficiency to cover fixed charges and preference dividends of $11,378,000, $25,071,000, $7,054,000, $7,884,000, $19,829,000 and $5,489,000 and $75,438,000 for the years ended December 31, 2000, 2001, 2002, 2003 and 2004 and the six months ended June 30, 2004 and 2005, respectively.

DESCRIPTION OF CAPITAL STOCK

        The following is only a summary of the material terms of our common stock, preferred stock and warrants. Because it is only a summary, it does not contain all the information that may be important to you. Accordingly, you should carefully read the more detailed provisions of our restated certificate of incorporation and amended and restated by-laws, each of which has been filed with the SEC, as well as applicable provisions of Delaware law.

Authorized Capitalization

        Our authorized capital stock consists of:

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  200,000,000 shares of common stock, par value $0.01 per share; and

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  100,000,000 shares of preferred stock, par value $0.01 per share.

        As of July 31, 2005, 35,015,548 shares of our common stock and no shares of our preferred stock were outstanding.

        As of June 30, 2005, there were approximately 77 record holders of our common stock.

Common Stock

        All outstanding shares of our common stock are, and all shares of our common stock to be outstanding upon completion of any offering pursuant to this prospectus will be, validly issued, fully paid and nonassessable.

        Dividends.    Holders of shares of our common stock are entitled to receive dividends and other distributions in cash, stock or property of ours as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions.

        Our board of directors has adopted a dividend policy pursuant to which, in the event and to the extent we have cash available for distribution to the holders of our common stock, and subject to applicable law and the terms of our credit facility and any other outstanding indebtedness of ours, our board of directors will declare cash dividends on our common stock. This policy reflects our judgment that our stockholders would be better served if we distributed a substantial portion of our cash available for distribution to them instead of retaining it in our business. Our board of directors may, in its discretion, amend or repeal the dividend policy with respect to our common stock to decrease the level of dividends provided for or discontinue entirely the payment of dividends.

        Dividends on our common stock will not be cumulative. Consequently, if dividends on our common stock are not declared and/or paid at the targeted level of our dividend policy, our stockholders will not be entitled to receive such payments in the future.

        Rights Upon Liquidation.    In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of shares of our common stock will be entitled to share in our assets remaining after payment of all debts and other liabilities, subject to the liquidation preference of any outstanding preferred stock.

        Voting Rights.    Shares of our common stock carry one vote per share. Except as otherwise required by law, holders of our common stock are not entitled to vote on any amendment to our restated certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of the affected shares are entitled to vote on the amendment. Holders of shares of our common stock will not be entitled to cumulative voting rights.

        Except as otherwise required by the Delaware General Corporation Law and our restated certificate of incorporation and amended and restated by-laws, action requiring stockholder approval may be taken by a vote of the holders of a majority of the common stock at a meeting at which a quorum is present. See "—Anti Takeover Effects of Various Provisions of Delaware Law and Our Restated Certificate of Incorporation and Amended and Restated By-laws."

        Other Rights.    Holders of shares of our common stock have no preemptive rights. The holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

        Listing.    Our common stock is listed on the New York Stock Exchange under the trading symbol "FRP."

        Transfer Agent and Registrar.    The Bank of New York is the transfer agent and registrar for our common stock.

Preferred Stock

        Our restated certificate of incorporation provides that we may issue up to 100,000,000 shares of our preferred stock in one or more series as may be determined by our board of directors.

        Our board of directors has broad discretionary authority with respect to the rights of issued series of our preferred stock and may take several actions without any vote or action of the holders of our common stock, including:

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  determining the number of shares to be included in each series;

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  fixing the designation, powers, preferences and relative rights of the shares of each series and any qualifications, limitations or restrictions with respect to each series, including provisions related to dividends, conversion, voting, redemption and liquidation, which may be superior to those of our common stock; and

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  increasing or decreasing the number of shares of any series.

        Our board of directors may authorize, without approval of holders of our common stock, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of our common stock. Our preferred stock could be issued quickly with terms designed to delay or prevent a change in the control of our company or to make the removal of our management more difficult.

        We believe that the ability of our board of directors to issue one or more series of our preferred stock will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of our preferred stock, as well as shares of our common stock, will be available for issuance without action by the holders of our common stock, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

        Although our board of directors has no intention at the present time of doing so, it could issue a series of our preferred stock that could, depending on the terms of such series, be used to implement a stockholder rights plan or otherwise impede the completion of a merger, tender offer or other takeover attempt of our company. Our board of directors could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interest or in which stockholders might receive a premium for their stock over the then best current market price.

        A prospectus supplement relating to our preferred stock being offered will include specific terms relating to the offering. They will include, where applicable:

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  the title and stated value of the preferred stock;

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  the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

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  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

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  the provisions for a sinking fund, if any, for the preferred stock;

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  the provisions for redemption, if applicable, of the preferred stock;

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  any voting rights of the preferred stock;

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  any listing of the preferred stock on any securities exchange;

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  the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for our common stock, another series of our preferred stock or other securities, including the conversion or exercise price or the manner of calculating the conversion or exercise price and the conversion or exercise period;

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  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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  any limitations on issuance of any series of preferred stock ranking senior to or on parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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  if appropriate, a discussion of the material federal income tax consequences applicable to the preferred stock; and

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  any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

        Unless otherwise specified in the prospectus supplement, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, the preferred stock will rank:

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  senior to all classes or series of the Company's common stock and to all other equity securities issued by the Company, the terms of which specifically provide that such equity securities rank junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of the Company;

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  on a parity with all equity securities issued by the Company that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of the Company, or the terms of which specifically provide that such equity securities shall rank on parity to the preferred stock; and

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  junior to all equity securities issued by the Company, the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of the Company (including any entity with which we may be merged or consolidated or to which all or substantially all of the Company's assets may be transferred or which transfers all or substantially all of the Company's assets).

        As used for these purposes, the term "equity securities" does not include convertible debt securities.

        The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

Warrants

        We may issue warrants for the purchase of our common stock or preferred stock. Warrants may be issued independently or together with any offered securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the agreement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        A prospectus supplement relating to any series of warrants being offered will include specific terms relating to the offering. They will include, where applicable:

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  the title of the warrants;

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  the aggregate number of warrants;

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  the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

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  the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of warrants issued with the security;

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  if applicable, the date on which the warrants and the offered securities purchasable upon exercise of the warrants may be purchased;

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  if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

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  the minimum or maximum amount of the warrants which may be exercised at any one time and the expiration date for the warrants;

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  if applicable, any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given in connection therewith;

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  information with respect to book-entry procedures, if any;

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  if appropriate, a discussion of the material federal income tax consequences applicable to the warrants; and

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  any other material term of the warrants, including terms, procedures and limitations relating to the exercise of the warrants.

        Prior to the exercise of the warrants, holders will not have any of the rights and will not be entitled to dividend payments or voting rights of holders of our common stock or preferred stock purchasable upon exercise of the warrants.

        The prospectus supplement relating to the warrants will describe the number of securities that a holder may purchase for cash upon exercise of the warrants, and the exercise price. Holders may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

        We will forward the securities purchasable upon the exercise of warrants as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the office of the warrant agent or other office stated in the applicable prospectus supplement. If a holder exercises less than all of the warrants represented by the warrant certificate, we will issue such holder a new warrant certificate for the remaining warrants.

Anti-Takeover Effects of Various Provisions of Delaware Law and Our Restated Certificate of Incorporation and Amended and Restated By-laws

        Provisions of the Delaware General Corporation Law, our restated certificate of incorporation and our amended and restated by-laws contain provisions that may have some anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Delaware Anti-Takeover Statute

        We are subject to Section 203 of the Delaware General Corporation Law. Subject to specific exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time the person became an interested stockholder, unless:

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  the business combination, or the transaction in which the stockholder became an interested stockholder, is approved by our board of directors prior to the time the interested stockholder attained that status;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  at or after the time a person became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        "Business combinations" include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to various exceptions, in general an "interested stockholder" is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the shares of the corporation's outstanding voting stock. These restrictions could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, therefore, may discourage attempts to acquire us.

        In addition, provisions of our restated certificate of incorporation and our amended and restated by-laws, which are summarized in the following paragraphs, may have an anti-takeover effect.

        Classified Board of Directors.    Our restated certificate of incorporation provides that our board of directors be divided into three classes of directors, as nearly equal in size as is practicable, serving staggered three-year terms.

        Quorum Requirements; Removal of Directors.    Our restated certificate of incorporation provides for a minimum quorum of one-third in voting power of the outstanding shares of our capital stock entitled to vote, except that a minimum quorum of a majority in voting power of the outstanding shares of our capital stock entitled to vote is necessary to hold a vote for any director in a contested election, the removal of a director or the filling of a vacancy on our board of directors. Our amended and restated by-laws provide that directors may be removed only for cause by the affirmative vote of at least a majority in voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors.

        No Cumulative Voting.    The Delaware General Corporation Law provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our restated certificate of incorporation does not expressly address cumulative voting.

        No Stockholder Action by Written Consent; Calling of Special Meeting of Stockholders.    Our restated certificate of incorporation prohibits stockholder action by written consent. It and our amended and restated by-laws also provide that special meetings of our stockholders may be called only by (1) the chairman of our board of directors or (2) our board of directors or (3) our board of directors upon a request by holders of at least 50% in voting power of all the outstanding shares entitled to vote at that meeting.

        Advance Notice Requirements for Stockholder Proposals and Director Nominations.    Our amended and restated by-laws provide that stockholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a stockholder's notice must be delivered or mailed and received at our principal executive offices not less than 90 nor more than 120 days in advance of the anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated by-laws also specify requirements as to the form and content of a stockholder's notice. These provisions may impede stockholders' ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders. Stockholder nominations for the election of directors at a special meeting must be received by our corporate secretary by the later of 10 days following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made or 90 days prior to the date that meeting is proposed to be held and not more than 120 days prior to such meeting.

        Limitations on Liability and Indemnification of Officers and Directors.    The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties as directors. Our restated certificate of incorporation includes a provision that eliminates the personal liability of directors to us or our stockholders for monetary damages for breaches of their fiduciary duty as directors to the fullest extent permitted by the Delaware General Corporation Law.

        Our amended and restated by-laws provide that we must indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law and that such indemnitees shall generally also be entitled to an advancement of expenses. We are also expressly authorized to, and do, carry directors' and officers' insurance for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability and indemnification provisions in our amended and restated by-laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

        Authorized but Unissued Shares.    Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

        Supermajority Provisions.    The Delaware General Corporation Law provides generally that the affirmative vote of a majority in voting power of the outstanding shares entitled to vote is required to amend a corporation's certificate of incorporation, unless the certificate of incorporation requires a greater percentage. Our restated certificate of incorporation provides that the following provisions in the restated certificate of incorporation may be amended only by a vote of two-thirds or more in voting power of all the outstanding shares of our capital stock entitled to vote:

  •
  the prohibition on stockholder action by written consent;

  •
  the ability to call a special meeting of stockholders being vested solely in (1) the chairman of our board of directors, (2) our board of directors and (3) our board of directors upon a request by holders of at least 50% in voting power of all the outstanding shares entitled to vote at that meeting;

  •
  the provisions requiring that our business and affairs be managed by or under the direction of our board of directors;

  •
  the provisions relating to the classification of our board of directors;

  •
  the provisions relating to the size of our board of directors;

  •
  the provisions relating to the filling of vacancies on our board of directors;

  •
  the provisions relating to the quorum requirements at stockholder meetings for the transaction of business and at stockholder meetings regarding votes for any director in a contested election, the removal of a director, or the filling of a vacancy on our board of directors by our stockholders;

  •
  the provisions relating to advance notice requirements for stockholder proposals and director nominations;

  •
  the limitation on the liability of our directors to us and our stockholders;

  •
  the provisions granting authority to our board of directors to amend or repeal our by-laws without a stockholder vote, as described below in more detail;

  •
  the provisions granting stockholders representing no less than two-thirds of the voting power of our capital stock the authority to amend our by-laws, as described below in more detail; and

  •
  the supermajority voting requirements listed above.

        Our restated certificate of incorporation grants our board of directors the authority to amend and repeal our by-laws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our restated certificate of incorporation.

        In addition, our restated certificate of incorporation provides that our amended and restated by-laws may be amended by stockholders representing no less than two-thirds of the voting power of all the outstanding shares of our capital stock entitled to vote.

Regulatory Ownership Provisions

        The Company and its operating subsidiaries are subject to regulation by federal and state regulatory commissions. Certain of these regulatory commissions limit the amount of the Company's common stock which may be held by an investor or group of related investors without the approval of such commissions. Accordingly, our restated certificate of incorporation provides that so long as we hold any authorization, license, permit, order, filing or consent from the Federal Communications Commission or any state regulatory commission having jurisdiction over us, if we have reason to believe that the ownership, or proposed ownership, of shares of our capital stock by any stockholder or any person presenting any shares of our capital stock for transfer into its name, which we refer to as a transferee, may be inconsistent with, or in violation of, any provision of any applicable communications law, or if the Company needs information in order to make a determination as to whether the ownership, or proposed ownership, of shares of capital stock of the Company by any stockholder or any transferee may be inconsistent with, or in violation of, any provision of any applicable communications laws, such stockholder or transferee, upon our request, shall furnish promptly to us such information (including, without limitation, information with respect to citizenship, other ownership interests and affiliations) as we shall reasonably request to determine whether the ownership of, or the existence or the exercise of any rights with respect to, shares of our capital stock by such stockholder or transferee is inconsistent with, or in violation of, any applicable communications law.

        If any stockholder or transferee from whom such information is requested should fail to respond to such a request or we conclude that the ownership of, or the existence or exercise of any rights of stock ownership with respect to, shares of our capital stock by such stockholder or transferee could result in any inconsistency with, or violation of, any applicable communications law, we may suspend those rights of stock ownership the existence or exercise of which would result in any inconsistency with, or violation of, any applicable communications law, such suspension to remain in effect until the requested information has been received and we have determined the existence or exercise of such suspended rights is permissible under such applicable communications law, and we may exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any stockholder or transferee, with a view towards obtaining such information or preventing or curing any situation which would cause an inconsistency with, or violation of, any provision of any applicable communications law.

DESCRIPTION OF DEBT SECURITIES

        We may offer senior debt securities or subordinated debt securities. The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.

        We may issue senior debt securities under a senior indenture that we will enter into with a trustee named in the senior indenture. We may issue subordinated debt securities under a subordinated indenture that we will enter into with a trustee named in the subordinated indenture. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term "indentures" in this prospectus to refer to both the senior indenture and the subordinated indenture.

        The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term "trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

        The following are summaries of the anticipated material provisions of the senior debt securities, the subordinated debt securities and the indentures and are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. There may also be provisions in the indentures which are important to you. We urge you to read the indenture applicable to a particular series of debt securities because it, and not this description, defines your rights as a holder of such debt securities.

General

        We may issue debt securities in separate series. The prospectus supplement relating to any series of debt securities will set forth:

  •
  whether the debt securities will be senior or subordinated;

  •
  the offering price;

  •
  the title;

  •
  any limit on the aggregate principal amount that may be issued;

  •
  the maturity date(s);

  •
  the interest rate(s), which may be fixed or variable, or the method for determining the interest rate(s), the date(s) interest will accrue, the interest payment date(s) and the regular record date(s) or the method for determining such date(s);

  •
  the person who shall be entitled to receive interest, if other than the record holder on the record date;

  •
  the place(s) where payments may be made;

  •
  any mandatory or optional redemption provisions;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

  •
  if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

  •
  the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

  •
  if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount which will be deemed to be the principal amount;

  •
  any defeasance provisions if different from those described below under "—Satisfaction and Discharge; Defeasance";

  •
  any conversion or exchange provisions;

  •
  the terms and conditions, if any, pursuant to which the notes are secured;

  •
  any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

  •
  whether the debt securities will be issuable in the form of a global security and the identity of the depositary for the global securities, if different then described below under "—Global Securities";

  •
  any subordination provisions, if different from those described below under "—Subordinated Debt Securities";

  •
  any deletions of, or changes or additions to, the events of default or covenants;

  •
  any provisions granting special rights to holders when a specified event occur; and

  •
  any other specific terms of such debt securities which are not inconsistent with the provisions of the indentures.

        Unless otherwise specified in the prospectus supplement:

  •
  the debt securities will be registered debt securities; and

  •
  the registered debt securities will be denominated in U.S. dollars and will be issued in denominations of $1,000 or an integral multiple of $1,000.

Special Terms of the Debt Securities

        The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon note, which:

  •
  is issued at a price lower than the amount payable upon its state maturity; and

  •
  provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity shall become due and payable.

        The material United Stated federal income tax consequences applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement.

        The debt securities of any series may be convertible into or exchangeable for our common stock or other securities. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at the holders option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of our common stock or other securities the holder would receive would be converted or exchanged.

Exchange and Transfer

        Except as may be described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series. Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

        We will not impose a service charge for any transfer or exchange, but we may require holders to pay any taxes, assessments or other governmental charges associated with any transfer or exchange.

        In the event of any potential redemption of debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

        We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

        We may issue all or any part of a series of debt securities in the form of one or more global securities. We will appoint a depositary to hold the global securities. Unless we otherwise state in the applicable prospectus supplement, the depositary will be The Depository Trust Company. Each global security will:

  •
  be registered in the name of the depositary;

  •
  be deposited with the depositary or nominee or custodian; and

  •
  bear any required legends.

        No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

  •
  an event of default is continuing; or

  •
  under any other circumstances described in a prospectus supplement.

        As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security:

  •
  will not be entitled to have the debt securities registered in their names;

  •
  will not be entitled to physical delivery of certificated debt securities; and

  •
  will not be considered to be holders of those debt securities under the indentures.

        Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

        Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.

        Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

        The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

Payment and Paying Agent

        The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. Unless otherwise indicated in a prospectus supplement, the corporate trust office of the trustee in the City of New York will be designated as our sole paying agent.

        We may name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

        The indentures do not contain any covenant which restricts our ability to merge or consolidate with another person, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor or acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

Events of Default

        Unless we inform you otherwise in the prospectus supplement, the indentures will define an event of default with respect to any series of debt securities as one or more of the following events:

  •
  failure to pay principal of or any premium on any debt security of that series when due;

  •
  failure to pay any interest on any debt security of that series for 30 days when due;

  •
  failure to perform any other covenant in the indenture continued for 60 days after being given the notice required in the indenture;

  •
  the Company's bankruptcy, insolvency or reorganization; and

  •
  any other event of default specified in the prospectus supplement.

        An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

        If an event of default, other than an event of default described in the fourth bullet point above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of a series, by notice in writing to us, and to the trustee if notice is given by such holders, may declare the principal amount of the debt securities of that series to be due and payable immediately.

        If an event of default described in the fourth bullet point above shall occur, the principal amount of all debt securities of that series will automatically become immediately payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under "—Subordinated Debt Securities".

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and it consequences, except a continuing default or events of default in the payment of principal, premium, if any, or interest on the debt securities of such series.

        After acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of an affected series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts, have been cured or waived.

        Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

  •
  the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

  •
  the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 90 days after the original request.

        A holder of debt securities may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed above.

        We will periodically file statements with the trustee regarding our compliance with certain of the covenants in the indentures.

Modification and Waiver

        We and the trustee may change an indenture without the consent of any holders with respect to certain matters, including:

  •
  to fix any ambiguity, defect or inconsistency in such indenture; and

  •
  to change anything that does not materially adversely affect the interests of any holder of the debt securities of any series.

        We and the trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding debt security of that series affected by the modification or amendment if such modification or amendment would:

  •
  change the stated maturity of any debt security;

  •
  reduce the principal, premium, if any, or interest on any debt security;

  •
  reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

  •
  reduce the rate of, or extend the term for payment of, interest on any debt security;

  •
  change the currency in which any debt security is payable;

  •
  impair the right to enforce any payment after the stated maturity or redemption date;

  •
  waive any default or event of default in payment of the principal of, premium or interest on any debt security;

  •
  waive a redemption payment or modify any of the redemption provisions of any debt security;

  •
  in the case of the subordinated debt securities, modifying the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

  •
  in the case of secured debt securities, changing the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of such secured debt securities;

  •
  adversely affect the right to convert or exchange any debt security in any material respect; or

  •
  change the provisions in an indenture that relate to modifying or amending such indenture.

Satisfaction and Discharge; Defeasance

        We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

        Each indenture contains a provision that permits us to elect:

  •
  to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

  •
  to be released from our obligations under certain covenants described in the indentures and from the consequences of an event of default resulting from a breach of these covenants.

        We refer to the first bullet point above as "legal defeasance" and the second bullet point above as "covenant defeasance." The Company's legal defeasance or covenant defeasance option may be exercised only if:

  •
  the Company deposits in trust with the trustee enough money in cash and/or U.S. government obligations to pay in full the principal of and interest and premium, if any, on the debt securities.

  •
  the deposit of the money by the Company does not result in a breach or violation of, or constitute a default under the applicable indenture or any other agreement or instrument to which the Company is a party.

  •
  no default or event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of the deposit of the money or during the period ending on the 91st day after such date of deposit.

  •
  the Company delivers to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize, gain or loss for Federal income tax purposes as a result of the legal defeasance or covenant defeasance. In the case of legal defeasance this opinion must be based on a ruling of the Internal Revenue Service or a change in the United Stated federal income tax law occurring after the date of the indenture.

  •
  in the case of legal defeasance, the Company delivers to the trustee an officer's certificate, based on a ruling of the Internal Revenue Service or a change in the United Stated federal income tax law occurring after the date of the indenture, to the effect that the holders of the debt securities will not recognize, gain or loss for Federal income tax purposes as a result of the legal defeasance.

  •
  in the case of legal defeasance, such legal defeasance does not result in the trust arising from the deposit of the money constituting an investment company, as defined in the Investment Company Act of 1940, as amended, or the 1940 Act, or such trust shall be qualified under the 1940 Act or exempt from regulation thereunder.

  •
  the Company delivers to the trustee an officers' certificate stating that the deposit of the money was not made with the intent of preferring the holders of the applicable series of debt securities over any other creditors of the Company.

  •
  the Company delivers to the trustee an officers' certificate and opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

        If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the applicable indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

        Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

        The indentures and the debt securities will be governed by, and construed under, the law of the State of New York except to the extent that the Trust Indenture Act shall be applicable.

Regarding the Trustee

        We may appoint a separate trustee for any series of debt securities. The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

        Each indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

        The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

        Payment on the subordinated debt securities will, to the extent provided in the subordinated indenture, be subordinated in right of payment to the prior payment in full of all of the Company's senior indebtedness. The subordinated debt securities also will be effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of the Company's subsidiaries, if any.

        Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of the Company's senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any of the Company's senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The subordinated indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.

        We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

  •
  a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of senior indebtedness occurs and is continuing beyond any applicable period of grace, which is called a "payment default";

  •
  a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives notice of such default, which is called a "payment blockage notice" from us or any other person permitted to give such notice under the subordinated indenture, which is called a "non-payment default"; or

  •
  any judicial proceeding is pending in connection with a default.

        If the trustee or any holder of the subordinated debt securities receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

        In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the subordinated indenture.

        We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee's claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

        When we use the term "indebtedness" we mean:

  (1)
  all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

  (2)
  all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers' acceptances;

  (3)
  all obligations and liabilities in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on our balance sheet;

  (4)
  all obligations and liabilities, contingent or otherwise, and under any lease or related document (including a purchase agreement) in connection with the lease of real property or improvement thereon (or any personal property included as part of any such lease) which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including the obligations under such lease or related document to purchase or cause a third party to purchase such leased property (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with U.S. generally accepted accounting principles) or pay an agreed upon residual value of the leased property to the lessor;

  (5)
  all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement or other similar instrument or agreement;

  (6)
  all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

  (7)
  any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

  (8)
  any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

        When we use the term "senior indebtedness" we mean the principal of and interest and premium, if any, on debt, whether incurred on, prior to, or after the date of the subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities. Interest in the senior indebtedness includes any interest accruing after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not the claim for post-petition is allowed in that proceeding. However, senior indebtedness does not include:

  •
  indebtedness that expressly provides that it shall not be senior in right of payment to the subordinated debt securities or expressly provides that it is on the same basis or junior to the subordinated debt securities;

  •
  the Company's indebtedness to any of its majority-owned subsidiaries;

  •
  any liability for taxes;

  •
  indebtedness or other monetary obligations to trade creditors or assumed by the Company or any of its subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services;

  •
  the subordinated debt securities.

        The subordinated indenture allows us to change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

PLAN OF DISTRIBUTION

        We may sell the securities separately or together:

  •
  through one or more underwriters or dealers;

  •
  directly to investors;

  •
  through agents; or

  •
  through a combination of any of these methods of sale.

        We may sell the securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed from time to time;

  •
  at market prices prevailing at the times of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        We will describe the method of distribution of the securities in the prospectus supplement.

        Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of securities). These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The applicable prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Only underwriters named in the prospectus supplement are underwriters of the securities offered by the applicable prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the applicable prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment. If we sell securities directly, we will describe the terms of our direct sales in the applicable prospectus supplement.

        We may use an underwriter or underwriters in the offer or sale of our securities. If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement on for the sale of the securities. We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including compensation the underwriters and dealers will receive, in the applicable prospectus supplement. The underwriters will use the applicable prospectus supplement to sell the securities.

        We may use a dealer to sell securities. If we use a dealer, we, as principal, will sell the securities to the dealer. The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells our securities. We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement. If we use delayed delivery contracts, we will disclose when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed deliver contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.

        Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

        We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution. Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of our common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when our common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of our common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        In compliance with guidelines of the National Association of Securities Dealers, or NASD, the maximum consideration or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

        All securities we offer, other than our common stock, will be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of these securities may make a market in these securities. However, they are not obligated to make a market and may discontinue market making activity at any time. No assurance can be given as to the liquidity of the trading market for any of these securities.

        Our underwriters, agents or dealers and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP, New York, New York. Legal counsel to any underwriters or agents may pass upon legal matters for such underwriters or agents.

EXPERTS

        The consolidated financial statements of FairPoint Communications, Inc. and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2003, consolidated financial statements refers to the Company's adoption of Statement of Financial Accounting Standards (SFAS) No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity effective July 1, 2003.

        The financial statements of Orange County—Poughkeepsie Limited Partnership as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 incorporated in this prospectus by reference from the Annual Report on Form 10-K of FairPoint Communications, Inc. for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The balance sheets of Illinois Valley Cellular RSA 2-I Partnership and Illinois Valley Cellular RSA 2-III Partnership filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2004, have been audited by Kiesling Associates LLP, independent registered public accounting firm, as stated in their report included therein and incorporated herein by reference. Such balance sheets are incorporated herein by reference.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we have filed with the SEC at the SEC's public reference rooms. The SEC also maintains a web site (http://www.sec.gov) that contains reports, proxy statements and other information concerning us. Please call the SEC at 1-800-SEC-0330 for information concerning the operations of the public reference rooms or visit the SEC at the following locations:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register the shares covered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules to the registration statement. For further information regarding us and our common stock, please refer to the registration statement and the documents filed as exhibits to the registration statement.

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

        The following documents, which have been filed with the SEC, are hereby incorporated by reference:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC on March 25, 2005;

  •
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005 filed with the SEC on May 16, 2005;

  •
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005 filed with the SEC on August 12, 2005;

  •
  Our Current Report on Form 8-K filed with the SEC on May 24, 2005;

  •
  Our Current Report on Form 8-K filed with the SEC on June 20, 2005;

  •
  Our Current Report on Form 8-K filed with the SEC on June 27, 2005; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 18, 2005, including any amendment or report filed for the purpose of updating that description.

        All other reports and documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are deemed incorporated by reference into this prospectus and a part hereof from the date of filing of those documents. Any statement contained in any document incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in a later document modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed to constitute a part of this prospectus, except as modified or superseded.

        We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus (other than the exhibits to such documents). Requests for such documents should be directed to:

FairPoint Communications, Inc.
521 East Morehead Street
Suite 250
Charlotte, NC 28202
(704) 344-8150
Attention: Secretary

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The expenses payable by us in connection with the registration of the securities being registered (other than underwriting discounts and commissions) are estimated as set forth below:

Registration statement filing fee	$17,655
NASD filing fee*	$15,500
NYSE listing fee*	$17,500
Accounting fees and expenses	$37,500
Legal fees and expenses	$100,000
Printing and engraving costs	$7,500
Trustee fees and expenses*	$15,000
Transfer Agent fees and expenses*	$5,000
Miscellaneous	$2,345

Total*	$218,000

*
Estimated pursuant to instruction to Rule 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers

        Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, enables a corporation incorporated in the State of Delaware to eliminate or limit, through provisions in its original or amended articles of incorporation, the personal liability of a director for violations of the director's fiduciary duties, except (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        Section 145 of the DGCL provides that a corporation incorporated in the State of Delaware may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A corporation incorporated in the State of Delaware may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred.

        The Company's Bylaws expressly provide for indemnification of its directors and officers to the fullest extent permitted by the DGCL.

        Section 145(g) of the DGCL authorizes a corporation incorporated in the State of Delaware to provide liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation. The Company's certificate of incorporation and bylaws expressly provide that the Company shall indemnify officers and directors and, to the extent permitted by the board of directors, employees and agents of the Company, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, the bylaws expressly permit the board of directors to authorize the Company to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his capacity as such.

        Thomas H. Lee Equity Fund and Kelso & Company provide their respective director nominees with additional director and officer liability insurance.

        The registration rights agreement between the Company and the selling stockholders provides for indemnification of the selling stockholders by the Company, and for indemnification of the Company with regard to certain liabilities arising under the Securities Act in connection with the registration of the shares covered by the prospectus of which this registration statement is a part.

Item 16. Exhibits

        The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description
1.1	Underwriting Agreement.*
3.1	Eighth Amended and Restated Certificate of Incorporation of FairPoint.(1)
3.2	Amended and Restated By Laws of FairPoint.(1)
4.1	Form of Stock Certificate for Common Stock.(2)
4.2	Certificate of Designation of Preferred Stock.*
4.3	Form of Senior Indenture.**
4.4	Form of Subordinated Indenture.**
4.5	Form of Senior Note.*
4.6	Form of Subordinated Note.*
4.7	Form of Warrant Agreement (including the form of warrant).*
5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding legality.**
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Combined Fixed Charges and Preference Dividends to Earnings.**
23.1	Consent of KPMG LLP.**
23.2	Consent of Deloitte & Touche LLP.**
23.3	Consent of Kiesling Associates LLP.**
23.4	Consent of Paul, Hastings, Janofsky & Walker LLP (included in exhibit 5.1).**
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee under the Senior Indenture.*

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee under the Subordinated Indenture.*

*
To be filed by amendment or filed pursuant to a Current Report on Form 8-K and incorporated by reference.

**
Filed herewith.

(1)
Incorporated by reference to the Annual Report on Form 10-K of FairPoint for the year ended December 31, 2004.

(2)
Incorporated by reference to the Registration Statement on Form S-1 of FairPoint, declared effective as of February 3, 2005.

Item 17. Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended.

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent not more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against such public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on August 22, 2005.

FAIRPOINT COMMUNICATIONS, INC.
By:	/s/ EUGENE B. JOHNSON Eugene B. Johnson Chairman of the Board of Directors and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EUGENE B. JOHNSON Eugene B. Johnson	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 22, 2005
/s/ JOHN P. CROWLEY John P. Crowley	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 22, 2005
/s/ LISA R. HOOD Lisa R. Hood	Senior Vice President and Controller (Principal Accounting Officer)	August 22, 2005
/s/ FRANK K. BYNUM, JR. Frank K. Bynum, Jr.	Director	August 22, 2005
/s/ PATRICIA A. GARRISON-CORBIN Patricia A. Garrison-Corbin	Director	August 22, 2005
/s/ DAVID L. HAUSER David L. Hauser	Director	August 22, 2005
/s/ CLAUDE C. LILLY Claude C. Lilly	Director	August 22, 2005
/s/ KENT R. WELDON Kent R. Weldon	Director	August 22, 2005

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement.*
3.1	Eighth Amended and Restated Certificate of Incorporation of FairPoint.(1)
3.2	Amended and Restated By Laws of FairPoint.(1)
4.1	Form of Stock Certificate for Common Stock.(2)
4.2	Certificate of Designation of Preferred Stock.*
4.3	Form of Senior Indenture.**
4.4	Form of Subordinated Indenture.**
4.5	Form of Senior Note.*
4.6	Form of Subordinated Note.*
4.7	Form of Warrant Agreement (including the form of warrant).*
5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding legality.**
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Combined Fixed Charges and Preference Dividends to Earnings.**
23.1	Consent of KPMG LLP.**
23.2	Consent of Deloitte & Touche LLP.**
23.3	Consent of Kiesling Associates LLP.**
23.4	Consent of Paul, Hastings, Janofsky & Walker LLP (included in exhibit 5.1).**
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee under the Senior Indenture.*
25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee under the Subordinated Indenture.*

*
To be filed by amendment or filed pursuant to a Current Report on Form 8-K and incorporated by reference.

**
Filed herewith.

(1)
Incorporated by reference to the Annual Report on Form 10-K of FairPoint for the year ended December 31, 2004.

(2)
Incorporated by reference to the Registration Statement on Form S-1 of FairPoint, declared effective as of February 3, 2005.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
NOTE REGARDING FORWARD LOOKING STATEMENTS
OUR COMPANY
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEBT SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
EXHIBIT INDEX